THE
KOHL'S                          ESTEE
                                LAUDER
                                COMPANIES INC.

                KOHL'S CORPORATION AND THE ESTEE LAUDER COMPANIES
                             FORM STRATEGIC ALLIANCE

Kohl's Creates New Cosmetics Department Featuring New Brands by
The Estee Lauder Companies

Menomonee Falls, Wis. and New York, NY October 28, 2003 - Kohl's Corporation (NYSE:KSS) and The Estee Lauder Companies Inc.(NYSE:EL) today announced a strategic alliance to create a new cosmetics department for Kohl's Department Stores. The department will consist of new exclusive brands to be developed by BeautyBank, a new division of The Estee Lauder Companies. BeautyBank will be the sole provider of branded cosmetics and skin care for Kohl's.

This alliance pairs one of the fastest-growing department store retailers in America with one of the world's leading cosmetics companies in an effort to give Kohl's consumers a unique cosmetics shopping experience. It signals Kohl's foray into the beauty business and is consistent with the growth strategies of both Kohl's and The Estee Lauder Companies.

"We are proud to align with the Estee Lauder Companies whose world class brands are among the most respected in the cosmetic industry," said Kevin Mansell, Kohl's President. "The addition of new cosmetics brands to be developed by the Estee Lauder Companies adds momentum to our ongoing effort to meet shoppers' needs by delivering high-quality brands and value in a convenient format."

William Lauder, The Estee Lauder Companies' Chief Operating Officer said, "We are excited to develop with Kohl's a new cosmetics business opportunity. The Estee Lauder Companies and Kohl's share a keen focus on serving the customer. Kohl's is a dynamic and fast-growing retailer whose business is driven by a loyal and growing consumer following."

Kohl's is a family-focused, value-oriented specialty department store offering moderately priced national brand apparel, shoes, accessories and home products. The company operates 542 stores in 36 states. Kohl's is based in Menomonee Falls, Wisconsin. For a list of store locations, or for additional information, visit Kohls Web site at www.kohls.com.
                        -------------

The Estee Lauder Companies is one of the world's leading manufacturers and marketers of quality skin care, makeup, fragrance and hair care products. The Company's products are sold in more than 130 countries and territories under well-recognized brand names, including Estee Lauder, Aramis, Clinique, Prescriptives, Origins, M.A.C, La Mer, Bobbi Brown, Tommy Hilfiger, jane, Donna Karan, Aveda, Stila, Jo Malone, Bumble and bumble, kate spade beauty, Darphin, Michael Kors and Rodan & Fields.

Cautionary Statement Regarding Forward-Looking Information
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Kohl's and The Estee Lauder Companies intend forward-looking terminology such as "believes", "expects", "may" "will", "should", "anticipates", "plans", or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause the two companies' actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to competition in the beauty and retailing industries, the success of the strategic alliance and those additional factors described on Exhibit 99.1 to Kohl's annual report on Form 10-K and in the "Forward-Looking Information" section of Item 7 of The Estee Lauder Companies' annual report on Form 10-K, each of which is expressly incorporated herein by reference, and other factors as may periodically be described in the two companies' filings with the SEC.


Contacts
For Kohl's:                            For The Estee Lauder Companies:
Wes McDonald, 262-703-1893(investors)  Dennis D'Andrea, 212-572-4384 (investors)
Tawn Earnest, 262-704-6609 (media)     Sally Susman, 212-572-4430 (media)